UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2024

(Date of Report - Date of earliest event reported on)

Community Bancorp./VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On January 17, 2024, the Board of Directors of Community National Bank (the Bank), the wholly owned subsidiary of Community Bancorp. (the Company), appointed Christopher L. Caldwell, age 58, to the position of President of the Bank, effective immediately.  Kathryn M. Austin, who previously held the combined titles of Bank President and Chief Executive Officer, will continue to serve as the Bank’s Chief Executive Officer.  No changes were made to the Company’s officers.

As previously reported, Mr. Caldwell, who currently serves as the Company’s Vice President, was appointed to Boards of Directors of the Company and the Bank, effective January 1, 2024.  Mr. Caldwell joined the Bank in April 2021 as Senior Vice President and Senior Lender and was promoted to Executive Vice President and Chief Lending Officer in July of that year.  He brings 30 years of community banking and leadership experience to his new position as Bank President.

Mr. Caldwell’s appointment follows the Bank’s leadership succession planning process in preparation for the planned retirement of Ms. Austin.  Ms. Austin will retain her positions as Chief Executive Officer of the Bank and as President and Chief Executive Officer of the Company until her retirement at year-end 2024.  She has been employed with the Bank for over 40 years and has served as chief executive of both the Bank and the Company since 2017, as a director of the Company since 2013 and as a director of the Bank since 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 5.02 of this Report is furnished, not filed, herewith:

Exhibit 99.1,	Press Release dated January 23, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: January 23, 2024	/s/ Kathryn M. Austin
Kathryn M. Austin,
Chief Executive Officer

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